Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of IGI, Inc. on Form S-8 and S-3 (No. 33-35047), on Form S-8 and S-3 (No. 33-43212), on Form S-8 (No. 33-63700), on Form S-3 (No. 33-47777),
on Form S-3 (No. 33-54920), on Form S-8 (No. 33-65706), on Form S-8 (No.
33-58479), on Form S-3 (No. 333-27173), on Form S-8 (No. 33-65249), on Form
S-8 (No. 333-28183), on Form S-8 (No. 333-65553), on Form S-8 (No. 333-
67565), on Form S-8 (No. 333-79333), on Form S-8 (No. 333-79341), on Form
S-3 (No. 333-47006), on Form S-8 (No. 333-52312) and on Form S-3 (No. 333-
61716), of our report dated April 12, 2000, except as to Note 8 (which appears in the financial statements included in IGI, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999, which was filed on September 1, 2000), which is as of August 18, 2000, relative to our audit of the consolidated financial statements and financial statement schedule of IGI, Inc. as of and for the year ended December 31, 1999, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 14, 2002